As filed with the Securities and Exchange Commission on April 5, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

the Securities Act of 1933

ICT Group, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2458937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Brandywine Boulevard

Newtown, Pennsylvania 18940

(267) 685-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey C. Moore, Esq.

Senior Vice President, General Counsel and Secretary

ICT Group, Inc.

100 Brandywine Boulevard

Newtown, Pennsylvania 18940

(267) 685-5000

(Name, address, including zip code, and

telephone number,

including area code, of agent for

service of each registrant)

Please address a copy of all communications to:

Justin W. Chairman, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-87912

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	50,000 shares (1)	$24.00	$1,200,000	$129
Common Stock, $0.01 par value	132,500 shares (2)	$24.00	$3,180,000	$340
Total	182,500 shares		$4,380,000	$469

(1)	By the registrant.

(2)	By certain selling shareholders.

Incorporation By Reference of Registration Statement on Form S-3, File No. 333-87912.

The information in the Registration Statement filed by ICT Group, Inc. with the Securities and Exchange Commission (File No. 333-87912) pursuant to the Securities Act of 1933, as amended, as incorporated by reference into the Registration Statement.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-87912 are incorporated by reference into, and shall be deemed a part of this Registration Statement, except the following which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP, with respect to the legality of shares registered hereby.

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown, Pennsylvania, on the 5th day of April, 2006.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, and, pursuant to Rule 462(b) thereunder, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Brennan	Chairman, President, Chief Executive Officer and Director (principal executive officer)	April 5, 2006
John J. Brennan

/s/ Vincent A. Paccapaniccia	Executive Vice President, Corporate Finance and Chief Financial Officer (principal financial and accounting officer)	April 5, 2006
Vincent A. Paccapaniccia

* Donald P. Brennan	Vice Chairman	April 5, 2006

* Bernard Somers	Director	April 5, 2006

* John Stoops	Director	April 5, 2006

* Seth Lehr	Director	April 5, 2006

	Director	April 5, 2006
Gordon Coburn

/s/ John J. Brennan John J. Brennan Power of Attorney